Exhibit 99.1

Digital Video Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

                                                              March 31,    December 31,
                                                                 2004          2003
                                                             ------------  ------------
                          ASSETS
Current assets:
   Cash and cash equivalents............................... $      3,038  $      6,444
   Restricted cash.........................................        5,745         6,186
   Marketable debt securities..............................          660           423
   Accounts receivable, net................................        4,577         2,045
   Accounts receivable - related party.....................        2,921         3,176
   Inventories.............................................       19,374        24,645
   Prepaid expenses and other current assets...............        2,242         2,081
   Note receivable - related party.........................          732           732
                                                             ------------  ------------
        Total current assets...............................       39,289        45,732
Property and equipment, net ...............................       12,580        12,639
Intangibles................................................          272           335
Other assets...............................................          421            65
                                                             ------------  ------------
        Total assets....................................... $     52,562  $     58,771
                                                             ============  ============
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit.......................................... $     23,243  $     26,051
   Notes payable...........................................        4,799         3,603
   Notes payable - related party...........................           --            60
   Accounts payable........................................        8,835        11,903
   Accounts payable - related party........................           --           524
   Other payables..........................................        3,006           626
   Accrued liabilities.....................................        2,069         1,953
                                                             ------------  ------------
        Total current liabilities..........................       41,952        44,720

Minority interest..........................................        6,863         8,186

Stockholders' equity:
   Preferred stock, $0.0001 par value, 5,000,000 shares
      authorized; no shares issued and outstanding.........           --            --
   Common stock, $0.0001 par value, 30,000,000 shares
      authorized; 10,160,317 and 8,881,090 shares
      issued and outstanding, respectively.................            1             1
   Additional paid-in capital..............................       79,838        77,650
   Deferred compensation...................................           --            (1)
   Accumulated other comprehensive loss....................        1,902         1,521
   Accumulated deficit.....................................      (77,994)      (73,306)
                                                             ------------  ------------
Total stockholders' equity.................................        3,747         5,865
                                                             ------------  ------------
Total liabilities and stockholders' equity................. $     52,562  $     58,771
                                                             ============  ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

Digital Video Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                                         Three Months Ended
                                                             March 31,
                                                       --------------------
                                                         2004       2003
                                                       ---------  ---------
Net revenue.......................................... $  17,522  $  27,682
Cost of revenue......................................    18,514     27,060
                                                       ---------  ---------
Gross margin.........................................      (992)       622
                                                       ---------  ---------
Operating expenses:
  Research and development...........................     1,745      1,313
  Sales and marketing................................       931        800
  General and administrative.........................     2,325      2,024
                                                       ---------  ---------
     Total operating expenses........................     5,001      4,137
                                                       ---------  ---------
     Loss from operations............................    (5,993)    (3,515)
Interest expense, net................................      (317)      (252)
Other income (expense), net..........................       (61)       899
                                                       ---------  ---------
Loss before minority interest and income taxes.......    (6,371)    (2,868)
Minority interest....................................     1,683        879
                                                       ---------  ---------
Net loss............................................. $  (4,688) $  (1,989)
                                                       =========  =========

Basic and diluted net loss per share................. $   (0.49) $   (0.31)
                                                       =========  =========

Weighted average common shares and
   equivalent outstanding............................     9,624      6,391
                                                       =========  =========

The accompanying notes are an integral part of these condensed consolidated financial statements.

Digital Video Systems, Inc.
Condensed Consolidated Statements Of Cash Flows
(in thousands)
(Unaudited)

                                                               Three Months Ended
                                                                    March 31,
                                                             ----------------------
                                                                2004        2003
                                                             ----------  ----------
Cash flows from operating activities:
Net loss................................................... $   (4,688) $   (1,989)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
    Minority interest......................................     (1,683)       (879)
    Depreciation and amortization..........................      1,007         390
    Issuance of common stock for service provided..........        129          --
    Amortization of deferred compensation..................          1           5
Changes in operating assets and liabilities:
    Accounts receivable....................................     (2,277)     (2,018)
    Inventories............................................      5,271       4,047
    Prepaid expenses and other current assets..............       (161)       (111)
    Other assets...........................................       (356)         10
    Deferred tax asset.....................................         --         (46)
    Accounts payable.......................................     (3,592)      3,469
    Accrued liabilities....................................        116        (272)
    Other payable..........................................      2,380          76
                                                             ----------  ----------
Net cash provided by (used in) operating activities........     (3,853)      2,682
                                                             ----------  ----------
Cash flows from investing activities:
   Acquisition of property and equipment...................       (885)       (725)
   (Purchases) maturities of marketable debt securities....       (237)         22
   Decrease (increase) in restricted cash..................        441        (744)
                                                             ----------  ----------
Net cash used in investing activities......................       (681)     (1,447)
                                                             ----------  ----------
Cash flows from financing activities:
   Proceeds from the sale of common shares, net............      2,002          56
   Proceed from the exercise of options and warrants.......         57          --
   Repayment of line of credit.............................     (2,808)     (2,608)
   Proceeds from notes payable.............................      3,000         742
   Repayment of notes payable..............................     (1,864)        (60)
                                                             ----------  ----------
Net cash provided by (used in) financing activities........        387      (1,870)
                                                             ----------  ----------
Effect of exchange rate changes............................        741      (1,335)
                                                             ----------  ----------
Net decrease in cash and cash equivalents..................     (3,406)     (1,970)
Cash and cash equivalents at beginning of period...........      6,444      12,330
                                                             ----------  ----------
Cash and cash equivalents at end of period................. $    3,038  $   10,360
                                                             ==========  ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

Digital Video Systems, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Digital Video Systems, Inc. (the Company or DVS) include the accounts of the Company and its subsidiaries. The statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim periods presented. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for any other interim period or the full fiscal year ending December 31, 2004. All significant inter-company balances and transactions have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include impairment write-downs of fixed assets and intangibles and the level of accounts receivable and inventory reserves. Actual results could differ from those estimates.

2. Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standard Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 have been delayed and currently apply to the first fiscal year or interim period beginning after December 15, 2003. We do not have any entities as of March 31, 2004 that will require disclosure or new consolidation as a result of adopting the provisions of FIN 46.

3. Accounting for Stock-Based Compensation

The Company accounts for stock-based employee compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure - an Amendment of FASB Statement No. 123".

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" to stock based compensation.

                                                                     Three Months Ended
                                                                   --------------------
                                                                   March 31,  March 31,
(in thousands, except per share amounts)                             2004       2003
                                                                   ---------  ---------
Reported net loss................................................ $  (4,688) $  (1,989)

Add:  Stock-based compensation, as reported......................         1          5
Deduct:  Total stock-based compensation
   determined under fair value based method
   for all awards................................................      (126)      (121)
                                                                   ---------  ---------
Adjusted net (loss) income, fair value
   method for all stock-based awards............................. $  (4,813) $  (2,105)
                                                                   =========  =========

Basic and diluted loss per share - as reported................... $   (0.49) $   (0.31)

Basic and diluted loss per share - proforma...................... $   (0.50) $   (0.31)

The fair value for each option granted was estimated at the date of grant using a Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

                                                                     Three Months Ended
                                                                        March 31,
                                                                   --------------------
                                                                     2004       2003
                                                                   ---------  ---------
Weighted average risk-free interest rates .......................    1.81%      2.97%
Average expected life (in years).................................     3.0        2.0
Volatility.......................................................    155%     109%-125%

The weighted average grant date fair value of stock awards granted during the three months ended March 31, 2004 and 2003 was $1.41 and $1.06 per share, respectively.

4. Net Loss Per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the periods. Diluted net loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the periods, except those that are anti-dilutive. Basic and diluted net loss per share is calculated as follows (in thousands):

                                                                     Three Months Ended
                                                                        March 31,
                                                                   --------------------
                                                                     2004       2003
                                                                   ---------  ---------
Net loss......................................................... $  (4,688) $  (1,989)
                                                                   =========  =========

Weighted average common shares outstanding(1)....................     9,874      6,487
Weighted average unvested restricted stock(1)....................      (250)       (96)
                                                                   ---------  ---------
Weighted average common shares outstanding - basic(1)............     9,624      6,391
Effect of diluted stock options and warrants.....................        --         --
                                                                   ---------  ---------
Weighted average common shares and equivalent
   outstanding - diluted.........................................     9,624      6,391
                                                                   =========  =========

(1) At March 31, 2004 and 2003, 5,362,280 and 1,395, 019 shares underlying options and warrants, respectfully, were excluded from the calculation of the diluted earnings per share because the effect is anti-dilutive.

5. Comprehensive Loss

The components of comprehensive loss, net of tax, are as follows (in thousands):

                                                                     Three Months Ended
                                                                        March 31,
                                                                   --------------------
                                                                     2004       2003
                                                                   ---------  ---------
Net loss......................................................... $  (4,688) $  (1,989)
Cumulative foreign currency translation adjustments..............       381       (686)
                                                                   ---------  ---------
  Comprehensive loss............................................. $  (4,307) $  (2,675)
                                                                   =========  =========

Accumulated other comprehensive loss presented on the accompanying condensed consolidated balance sheet consists of the cumulative foreign currency translation adjustments.

6. Balance Sheet Components

Inventories consisted of the following (in thousands):

                                             March 31,    December 31,
                                                2004          2003
                                            ------------  ------------
Inventories:
   Raw materials.......................... $     12,887  $     16,716
   Work-in-process........................        5,102         2,892
   Finished goods.........................        2,956         6,124
                                            ------------  ------------
      Total inventory.....................       20,945        25,732
      Less inventory reserves.............       (1,571)       (1,087)
                                            ------------  ------------
      Net inventory....................... $     19,374  $     24,645
                                            ============  ============

Intangible assets consisted of the following (in thousands):

                                             March 31,    December 31,
                                                2004          2003
                                            ------------  ------------
Intangible assets of acquired businesses . $      2,400  $      2,400
Less: accumulated amortization............       (2,128)       (2,065)
                                            ------------  ------------
                                           $        272  $        335
                                            ============  ============

7. Segment Information

The Company is organized in a single business segment of developing, producing and marketing digital video technology related products which include DVD loaders and other DVD products.

A significant portion of the Company's revenue and net income is derived from international sales, particularly from customers based in Asia. Fluctuation of the U.S. dollar against foreign currencies and changes in local regulatory or economic conditions could adversely affect operating results.

Geographic information for revenues for the three months ended March 31, 2004 and 2003 are as follows (in thousands):

                                              Three Months Ended
                                                 March 31,
                                            --------------------------
                                                2004          2003
                                            ------------  ------------
Geographic:
  Domestic................................ $        449  $        158
  Other international countries...........       17,073        27,524
                                            ------------  ------------
       Total sales........................ $     17,522  $     27,682
                                            ============  ============

8. Warranty Accrual

The Company generally warrants its products for a specific period of time against material defects. The Company provides for the estimated future costs of warranty obligations in costs of goods sold when the related revenue is recognized. The accrued warranty costs represent the best estimate at the time of sale of the total costs that the Company expects to incur to repair or replace product parts which fail while still under warranty. The amount of accrued estimated warranty costs is primarily based on historical experience as to product failures as well as current information on repair costs. The following table reflects the change in the Company's warranty accrual during the three months ended March 31, 2004 (in thousands):

                                                           March 31,
                                                              2004
                                                          ------------
Warranty accrual, beginning of period................... $         54
Additions...............................................           --
Subtractions............................................           --
                                                          ------------
Warranty accrual, end of period......................... $         54
                                                          ============

9. Concentration of Certain Risks

The Company is subject to the risks associated with similar technology companies. These risks include, but are not limited to: history of operating losses, dependence on a limited number of key individuals, customers and suppliers, competition from larger and more established companies, the impact of rapid technological changes and changes in customer demand and requirements.

Revenues from significant customers, those representing approximately 10% of more of total revenues, are summarized as follows:

                                              Three Months Ended
                                                 March 31,
                                            --------------------------
                                                2004          2003
                                            ------------  ------------
Customer A ...............................           22%           *
Customer B................................           18%           *
Customer C................................           16%           *
Customer D................................           11%           25%
Customer E................................           *             17%

(* = less than 10%)

The largest customer, Ellion Digital, Inc., a company in which certain DVSK employees, officers and directors have a significant ownership interest, accounted for approximately 22% of our total revenue. Ellion Digital, Inc. comprised 39% of the combined total of accounts receivable and accounts receivable from related party at March 31, 2004.

We currently buy certain key components, including optical pick-ups, motors, central processing units and certain other integrated circuits from a limited number of suppliers including Zoran, Mediatech and Hitachi. We anticipate that these suppliers will manufacture sufficient quantities of these key components to meet our production requirements. If these suppliers fail to satisfy our requirements on a timely basis and at competitive prices, we could suffer manufacturing delays, a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm our operating results. Any constraints on worldwide manufacturing capacity of these key components may affect our ability to obtain adequate supplies from these manufacturers.

10. Common Stock

In January 2004, we sold 1,212,121 shares of our common stock to a group of purchasers for $1.65 per share. The gross proceeds were approximately $2.0 million. The proceeds are being used for general corporate purposes and initial funding of DVS Electronics, Pvt. Ltd., (DVSE), the Company's subsidiary in India which was formed in 2003.

11. Legal Matters

On June 24, 2002, the Company filed a lawsuit in the Santa Clara County Superior Court against Mali Kuo, Michael Chen, Meng Tek Ung and Doe's 1 through 50. The complaint has been served on Mr. Chen and Ms. Kuo but the Company has not yet been able to serve the other named defendants as they are residing outside of the United States. The Company believes it will obtain a favorable outcome to the suit. As of December 31, 2002, the Company has received Mr. Chen and Ms. Kuo's counter claim. The Company has established an accrual of $0.6 million for wages and expenses related to prior employment of Mr. Chen and Ms Kuo.

The Company has been named as a defendant in several other lawsuits in the normal course of its business. Management currently does not believe that the liabilities, if any, resulting from these matters will have a material effect on the consolidated financial statements of the Company.

12. Notes Payable and Line of Credit

During the first quarter, the Company repaid a $1.8 million note payable to the Shanghai Bank. It also obtained two new notes from the Shanghai Bank totaling $3.0 million. These notes bear interest at libor plus 0.75% per annum, and are due in June 2004. The Company also repaid $2.8 million on its credit line with its Korean banks. The total borrowing limit as of March 31, 2004 with these Korean banks was $30.5 million, and as of May 10, 2004 the borrowing limit has been reduced to $28.7 million.

13. Subsequent Events

In April 2004, investors exercised outstanding warrants for 511,862 shares of common stock resulting in net proceeds of approximately $0.6 million. The warrants were originally issued in the July 2003 financing and were temporarily repriced to $1.25 per share from the original exercise price of $2.80 in order to induce the exercise. We intend to use the proceeds from the warrant exercise for general corporate purposes.

In May 2004, our Korean subsidiary signed an agreement for the sale of MobileTouch Co. Ltd., its wholly owned subsidiary, for $0.8 million. Consideration will consist of cash of $0.3 million and a $0.5 million note bearing interest at 10% per annum due in one year. The sale of the subsidiary is contingent upon several factors, including satisfactory completion of due diligence by the purchaser and their ability to obtain satisfactory financing, and the purchase price is subject to adjustment based on stated items. The closing of the sale is intended to occur during the second quarter of 2004.